UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 28, 2014

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 28, 2014, Winnebago Industries, Inc., together with its wholly-owned subsidiary, Winnebago of Indiana, LLC, (collectively, the “Company”) amended the credit agreement originally entered on October 31, 2012 with General Electric Capital Corporation (GECC), as agent for certain lender parties thereto (hereinafter, the “Amended Credit Agreement”).

The Amended Credit Agreement extends the term of the credit facility from October 31, 2015 to May 28, 2019. In addition, loans made under the Amended Credit Agreement will be based on LIBOR plus a margin of 2.0%. The amendment also revised and added definitions of several terms including an expanded Restricted Payment Basket that now permits up to $15.0 million purchases of company stock or cash dividends to be excluded from the Fixed Charge ratio.  In addition the definition of Eligible Accounts was expanded to permit certain receivables to be included in the Borrowing Base.  The Amended Credit Agreement also permits us to engage in certain sale/lease/buyback transactions in the ordinary course of business subject to certain restrictions and increases our ability to incur capital lease obligations.

The Amended Credit Agreement continues to contain no financial covenant restrictions for borrowings where the Company has excess borrowing availability under the facility of greater than $5.0 million. The Amended Credit Agreement requires the Company to comply with a Fixed Charge ratio if excess borrowing availability under the facility is less than $5.0 million.  In addition the Amended Credit Agreement also includes a framework to expand the size of the facility up to $50.0 million, based on mutually agreeable terms at the time of the expansion.

The Amended Credit Agreement contains typical affirmative representations and covenants for a credit agreement of this size and nature. Additionally, the Credit Agreement contains customary negative covenants limiting the ability, among other things, to incur debt, grant liens, make acquisitions, make certain investments, pay certain dividends and distributions, engage in mergers, consolidations or acquisitions and sell certain assets. Obligations under the Credit Agreement are secured by a security interest in all or substantially all of our assets, except real estate.

A copy of the Amendment to the Credit Agreement is attached as an exhibit to this Form 8-K. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Credit Agreement.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

10.1	Amended and Restated First Amendment to the Credit Agreement between General Electric Capital Corporation and Winnebago Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 30, 2014	WINNEBAGO INDUSTRIES, INC.

		By:	/s/ Sarah N. Nielsen
		Name:	Sarah N. Nielsen
		Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated First Amendment to the Credit Agreement between General Electric Capital Corporation and Winnebago Industries, Inc.